UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On July 18, 2011, the Board of Directors of Oshkosh Corporation (the “Company”) elected Peter B. Hamilton and Duncan J. Palmer as new, independent directors to fill two previously existing vacancies.  The appointment of Messrs. Hamilton and Palmer is the outcome of the Board’s open and active search for two new directors as disclosed in the Company’s December 21, 2010 proxy statement.  The initial term as director for each of Mr. Hamilton and Mr. Palmer will expire at the Company’s 2012 annual meeting of shareholders.  At the time of their election, the Board of Directors appointed both Mr. Hamilton and Mr. Palmer to the Audit Committee of the Board, and neither was appointed to any other committees.  With the addition of Messrs. Hamilton and Palmer, the Board now consists of 13 directors, 12 of whom are independent.

On July 18, 2011, in connection with their election to the Board of Directors, the Company awarded options to purchase 1,500 shares of the Company’s common stock at a price of $30.05 per share and 800 shares of restricted stock to each of Mr. Hamilton and Mr. Palmer.  The stock option and restricted stock awards were each made under the Oshkosh Corporation 2009 Incentive Stock and Awards Plan.  The options vest in one-third annual increments commencing one year from the date of grant and have a term of seven years.  The shares of restricted stock are subject to limited restrictions on transfer.  In addition, both Mr. Hamilton and Mr. Palmer became entitled to receive the quarterly retainer paid to non-employee directors of the Company.  The quarterly retainer to be paid to Mr. Hamilton and Mr. Palmer with respect to the fourth quarter of fiscal 2011 will be prorated based on their July 18, 2011 election date.

Mr. Hamilton currently serves as Senior Vice President and Chief Financial Officer of Brunswick Corporation, a leading global designer, manufacturer and marketer of recreational products, a position he has held since 2008.  Mr. Hamilton served as Vice Chairman of the Board of Directors of Brunswick Corporation from 2000 until 2007, as Executive Vice President and Chief Financial Officer of Brunswick Corporation from 1998 to 2000, and as Senior Vice President and Chief Financial Officer of Brunswick Corporation from 1995 to 1998.  Prior to joining Brunswick Corporation, Mr. Hamilton served in various positions at Cummins Inc., including Chief Financial Officer.  Prior thereto, Mr. Hamilton was a partner in a Washington, D.C. law firm, held a number of senior positions in the U.S. federal government and was an officer in the U.S. Navy.

Mr. Palmer currently serves as Senior Vice President and Chief Financial Officer of Owens Corning, a leading glass fiber company, a position he has held since September 2007.  Prior to joining Owens Corning, Mr. Palmer spent 20 years at Royal Dutch / Shell Group with positions of increasing responsibility, most recently as Vice-President, Upstream Commercial Finance for Shell International Exploration and Production BV and Vice-President Finance Global Lubricants for the Royal Dutch Shell Group of Companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: July 22, 2011	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General
Counsel and Secretary